        As filed with the Securities and Exchange Commission on January 31, 2000
                                                  Registration No. 333-_____
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ______________________

                                   FORM S-8
                            REGISTRATION STATEMENT

                                     Under
                          THE SECURITIES ACT OF 1933

                            ______________________

                           SEAGATE TECHNOLOGY, INC.
            (Exact name of Registrant as specified in its charter)

                            ______________________

      Delaware                                             94-2612933
(State of Incorporation)                                 (I.R.S. Employer
                                                      Identification Number)

                                920 Disc Drive
                       Scotts Valley, California 95066
                                (831) 438-6550
 (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                            ______________________

                       XIOtech Corporation Amended and
                        Restated 1996 Stock Option Plan
                           (Full Title of the Plan)

                            ______________________


                                Charles C. Pope
             Executive Vice President and Chief Financial Officer
                           Seagate Technology, Inc.
                                920 Disc Drive
                       Scotts Valley, California 95066
                                (831) 438-6550
           (Name, address and telephone number of agent for service)

                            ______________________
                                   Copy to:

                            CHRIS F. FENNELL, ESQ.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                       Palo Alto, California 94304-1050
                                (650) 493-9300

                            ______________________

=========================================================================================================

                                          CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                                             Proposed        Proposed
                 Title of                                    Maximum         Maximum
                Securities                    Amount         Offering        Aggregate       Amount of
                  to be                        to be          Price          Offering      Registration
                Registered                  Registered     Per Share(1)      Price(1)           Fee
---------------------------------------------------------------------------------------------------------
 Common Stock, $.01 per share par value,    350,563 shares   $0.9056         $317,470.00       $83.81
 to be issued under XIOtech Corporation
 Amended and Restated 1996 Stock Option
 Plan

=========================================================================================================

     (1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based on the weighted average exercise price of $.9056 per share covering authorized and issued shares under XIOtech Corporation Amended and Restated 1996 Stock Option Plan.

================================================================================

           PART II:  INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference
               ---------------------------------------

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (Seagate Technology, Inc. is sometimes referred to herein as the "Company"):

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended July 2, 1999, filed August 25, 1999 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

     (b) The Company's Current Report on Form 8-K filed January 27, 2000 relating to the Settlement Agreement which the Company entered into with Rodimc PLC on January 26, 2000.

     (c) The Company's Current Report on Form 8-K filed December 17, 1999 relating to the Company's entry into an Agreement and Plan of Reorganization with XIOtech Corporation, dated December 3, 1999.

     (c) The Company's Proxy Statement dated October 4, 1999 relating to the Company's 1999 Annual Meeting of Stockholders;

     (d) The Company's Quarterly Report on Form 10-Q for the quarter ended October 1, 1999, filed October 27, 1999 pursuant to Section 13 of the 1934 Act;

     (e) The pro forma financial statements contained in the Registrant's Current Report on Form 8-K filed September 3, 1999;

     (f) The description of the Registrant's Common Stock set forth on Form 8-A/A as filed on December 2, 1994, pursuant to Section 12 of the 1934 Act (file no. 1-10639) and any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.   Description of Securities
          -------------------------

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel
          --------------------------------------

          Not Applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          The Registrant's Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant's Bylaws provide that the directors, officers and certain other persons will be indemnified with respect to third-party actions or suits, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant. The Registrant's Bylaws further provide that directors, officers and certain other persons will be indemnified with respect to actions or suits by or in the right of the Registrant, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant; except that no indemnification shall be made in the event that such person shall be adjudged to be liable to the Registrant, unless a court determines that indemnification is fair and reasonable in view of all the circumstances. The Registrant's Bylaws require the Registrant to pay all expenses incurred by a director, officer, employee, or agent in defending any proceeding within the scope of the indemnification provisions as such expenses are incurred in advance of its final disposition, subject to repayment if it is ultimately determined that such party was not entitled to indemnity by the Registrant. The Registrant has entered into indemnification agreements with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements require the Registrant, among other things to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance, if available on reasonable terms. The Registrant believes that these agreements are necessary to attract and retain qualified persons as directors and officers.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.   Exemption from Registration Claimed
          -----------------------------------
          Not Applicable.

Item 8.   Exhibits
          --------

                 Exhibit
                  Number                                             Documents
          --------------------              --------------------------------------------------------------------
                  4.1                           XIOtech Corporation Amended and Restated 1996 Stock Option Plan
                  5.1                           Opinion of counsel as to legality of securities being registered
                 23.1                           Consent of Counsel (contained in Exhibit 5.1)
                 23.2                           Consent of Independent Auditors
                 24.1                           Power of Attorney (see page 5)

Item 9.   Undertakings
          ------------

          A.   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware General Corporation Law, the Certificate of Incorporation of the Company, the Bylaws of the Company, indemnification agreements entered into between the Company and its officers and directors or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Seagate Technology, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scotts Valley, State of California, on this 31st day of January 2000.

                                     SEAGATE TECHNOLOGY, INC.

                                     By: /s/ Stephen J. Luczo
                                        _____________________
                                         Stephen J. Luczo
                                         Chief Executive Officer and President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen J. Luczo and Charles C. Pope, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                   Title                             Date
----------------------------          -----------------------------------      -------------------
/s/ Stephen J. Luczo
__________________________             President, Chief Executive Officer       January 31, 2000
    (Stephen J. Luczo)                 and Director (Principal Executive
                                       Officer)

/s/ Charles C. Pope
__________________________             Executive Vice President and Chief       January 31, 2000
    (Charles C. Pope)                  Financial Officer (Principal
                                       Financial and Accounting Officer)

/s/ Gary B. Filler
__________________________             Co-Chairman of the Board                 January 31, 2000
    (Gary B. Filler)

/s/ Lawrence Perlman
__________________________             Co-Chairman of the Board                 January 31, 2000
    (Lawrence Perlman)



__________________________             Director                                 January 31, 2000
  (Kenneth E. Haughton)


/s/ Robert A. Kleist
__________________________             Director                                 January 31, 2000
   (Robert A. Kleist)


/s/ Thomas P. Stafford                 Director                                 January 31, 2000
__________________________
   (Thomas P. Stafford)


/s/ Laurel L. Wilkening
__________________________             Director                                 January 31, 2000
   (Laurel L. Wilkening)

                            SEAGATE TECHNOLOGY, INC.

                      REGISTRATION STATEMENT ON FORM S-8
                      ----------------------------------

                               INDEX TO EXHIBITS

      Exhibit
       Number                                    Description                                      Page
----------------------   ----------------------------------------------------------------  ----------------
        4.1              XIOtech Corporation Amended and Restated 1996 Stock Option Plan
        5.1              Opinion of counsel as to legality of securities being registered
       23.1              Consent of Counsel (contained in Exhibit 5.1)
       23.2              Consent of Independent Auditors
       24.1              Power of Attorney (contained in page 5)